EXHIBIT 99.1

Talend Reports Fourth Quarter and Fiscal Year 2019 Financial Results

Record quarterly revenue of $66.9 million

Cloud ARR of $53.9 million, up 179% year over year

Redwood City, Calif., February 13, 2020 -  Talend (NASDAQ: TLND), a global leader in cloud data integration and data integrity, today announced financial results for the fourth quarter and fiscal year ended December 31, 2019.

Fourth Quarter 2019 Financial Results:

•	Total revenue of $66.9 million, up 20% year-over-year
•	Annual Recurring Revenue (“ARR”) of $243.1 million, up 23% year-over-year on an actual and constant currency basis
•	Cloud ARR of $53.9 million, up 179% year-over-year on an actual and constant currency basis
•	Cloud represented 50% of new ARR in the fourth quarter
•	Subscription revenue of $59.1 million, up 22% year-over-year or 23% on a constant currency basis
•	GAAP operating loss of $10.1 million
•	Non-GAAP operating loss of $1.3 million
•	Dollar-based Net Expansion Rate of 113% on a constant currency basis

“We closed 2019 with record fourth quarter revenue of $66.9 million, up 20% year-over-year, and total ARR of $243.1 million, up 23% year-over-year,” said Christal Bemont, Chief Executive Officer.  “Our results were driven by the continued momentum in our cloud business.  We now have over 2,250 cloud customers and cloud has become the largest contributor to new ARR.  We will be making strategic investments in the business this year as we bolster our go-to-market strategy. We continue to prioritize scaling the rapidly growing cloud business, and positioning Talend for long-term growth.”

Recent Business Highlights:

•	Appointed Christal Bemont as Chief Executive Officer
•	Expanded our leadership team with the additions of a CRO, a CCO, and a CISO, and made enhancements to our sales and marketing leadership in Europe
•	Named industry veteran Elizabeth Fetter to our Board of Directors
•	Announced availability of Talend Cloud in AWS Marketplace along with achieving AWS Retail Competency and Amazon Redshift Ready designation status
•	Achieved Healthcare Insurance Portability and Accountability Act (HIPAA) compliance and certification on EU-U.S. and Swiss-U.S. Privacy Shield

Financial Guidance, assuming similar business conditions and foreign exchange rates as of January  31, 2020:

First quarter of 2020:

•	Total revenue is expected to be in the range of $64.9 million to $65.9 million.
•	Non-GAAP operating loss is expected to be in the range of $(8.6) million to $(7.6) million.
•	Non-GAAP net loss is expected to be in the range of $(9.2) million to $(8.2) million.
•	Non-GAAP net loss per share is expected to be in the range of $(0.30) to $(0.26), based on a basic and diluted weighted average share count of 31.2 million shares.

Full year 2020:

•	Total revenue is expected to be in the range of $277.0 million to $279.0 million.
•	Non-GAAP operating loss is expected to be in the range of $(43.0) million to $(41.0) million.
•	Non-GAAP net loss is expected to be in the range of $(45.5) million to $(43.5) million.
•	Non-GAAP net loss per share is expected to be in the range of $(1.44) to $(1.37), based on a basic and diluted weighted average share count of 31.7 million shares.
•	Free cash flow is expected to be in the range of $(35.0) million to $(30.0) million.

In the first quarter of 2020, the Company initiated a company-wide organizational realignment initiative in order to ensure the infrastructure is in place for future expected growth.

Talend’s outlook assumes similar business conditions and foreign exchange rates as of January 31, 2020. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the future costs and expenses for which the company adjusts, such as share-based compensation, amortization of acquired intangible assets, and transaction-related expenses, the effect of which may be significant.  For example, the company adjusts for share-based compensation expense, which is impacted by the company’s future hiring needs and employee retention and the future fair market value of the company’s ordinary shares, all of which are difficult to predict and are subject to frequent change.

These statements are forward-looking and actual results may differ materially. Refer to the section under the heading “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. An explanation of non-GAAP financial measures and key business metrics is included below under the heading “Non-GAAP Financial Measures and Key Business Metrics.”

Conference Call Information:

Talend will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern Time on February 13, 2020.

Parties in the United States and Canada can access the call by dialing (800) 353-6461, using conference code 9337861. International parties can access the call by dialing (334) 323-0501, using conference code 9337861.

The webcast will be accessible on Talend’s investor relations website at https://investor.talend.com for one year. A telephonic replay of the conference call will be available through February  18, 2020. To access the replay, parties in the United States and Canada should call (888) 203-1112 and enter conference code 9337861. International parties should call +1 (719) 457-0820 and enter conference code 9337861.

Non-GAAP Financial Measures and Key Business Metrics:

Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release contains financial measures that are not calculated in accordance with GAAP. Our management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also present non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, operating loss, net loss, net loss per share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of our performance. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our fiscal fourth quarter and full year 2019 results included in this press release.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to providing meaningful supplemental information regarding operating performance, these measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

1)	Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as they represent expenses that do not require cash settlement from us.

2)

Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

3)

Transaction-related expenses. We excluded from our non-GAAP results the expenses which are related to recent acquisitions. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these transaction-related expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance. We also excluded from our non-GAAP results the debt discount and debt issuance costs resulting from issuance of the 1.75% Convertible Senior Notes due September 1, 2024. These transaction-related expenses are non-cash charges and are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

In addition, we calculate and present the following non-GAAP financial measures and key business metrics:

1)

Free cash flow is a non-GAAP measure defined as net cash from (used in) operating activities less cash used in investing activities for acquisition of property and equipment. We believe the disclosure of free cash flow provides useful information to understanding and evaluating our core operating performance and trends.

2)

Subscription revenue growth on a constant currency basis is a non-GAAP measure that represents subscription revenue adjusted to exclude foreign currency effects. Subscription revenue on a constant currency basis is calculated by applying the average monthly currency rates for each month in the comparative period to the corresponding month in the current period. We believe the disclosure of subscription revenue in constant currency provides useful supplementary information to investors considering potential significant fluctuations in currency rates.

3)

Annual recurring revenue (“ARR”) is a key metric defined as the annualized recurring value of all active contracts at the end of a reporting period. ARR includes subscriptions for use of installed software products and SaaS offerings, which includes Stitch, and excludes original equipment manufacturer ("OEM") sales. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by twelve. We believe the disclosure of ARR provides greater clarity into our results given it is not affected by the shift from premise to cloud, accounting changes, or contract duration.

4)

Cloud Annual Recurring Revenue (“Cloud ARR”) is a key metric that represents the annualized recurring value of all active cloud-based subscription contracts at the end of a reporting period. Cloud ARR includes subscriptions for use of SaaS offerings and excludes original equipment manufacturer (“OEM”) sales. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by twelve. We believe the disclosure of Cloud ARR provides greater clarity into our results given it is not affected by accounting changes or contract duration.

5)

Dollar-based net expansion rate is a key metric calculated by dividing our recurring customer revenue by our base revenue. We define base revenue as the subscription revenue we recognized from all customers during the four quarters ended one year prior to the date of measurement. We define our recurring customer revenue as the subscription revenue we recognized during the four quarters ended on the date of measurement from the same customer base included in our measure of base revenue, including revenue resulting from additional sales to those customers. The analysis excludes revenue derived from our OEM sales. We believe the disclosure of dollar-based net expansion rate provides useful information to investors seeking to understand our ability to maintain and grow our relationships with our existing customers.

Please refer to our investor deck on our investor relations website at https://investor.talend.com, which contains certain historical information, including historical Cloud ARR figures and the number of customers with ARR of $0.1 million or more as of certain dates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” ”would,” “likely,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, the quotations of management, our anticipated operating results for the 2020 first quarter and fiscal year, our expectations regarding our ability to continue to bolster our market position and our prospects for future growth. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. Consequently, you should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those expressed or implied by these forward-looking statements as a result of such uncertainties, risks, and changes in circumstances, including, without limitation, risks and uncertainties related to our ability to continue to deliver and improve our products and successfully develop new products; customer acceptance and purchase of our existing products and new products, including conversion of leads to sales; our ability to successfully transition to the cloud; our ability to successfully manage our leadership transition; the impact of the transition to cloud on our professional services revenue; our ability to retain and increase sales to existing customers and generate new customers; market demand for data integration solutions, particularly our cloud and on-premise big data integration solutions; interruptions or performance problems associated with our technology and infrastructure; competition from other products and services; the sufficiency of our cash and cash equivalents to meet our cash needs; the unpredictability and length of our sales cycle; our ability to deliver high-quality customer support; any security incidents or breaches or perceptions of security incidents or breaches; our ability to hire, train, and retain highly skilled and qualified employees, including senior-level managers, engineers, and our ability to expand and train our sales force; the performance of our channel partners; our success in sustaining and expanding our international business; our ability to generate significant volumes of sales leads from digital marketing efforts; the seasonality of our business; our ability to protect our intellectual property, including trade secrets, patents and copyrights; costs resulting from any claim of infringement or other violations by us of another party’s intellectual property rights; our ability to comply with government laws and regulations; natural and man-made disasters, including pandemics; and general market, political, economic and business conditions, including the fluctuation of foreign currency exchange rates and weak economic and uncertain geopolitical conditions in Europe.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, and the foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect our financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in our most recent filings with the Securities and Exchange Commission, including our most recently filed reports on Form 10-K and Form 10-Q and subsequent filings. Our SEC filings are available on the Investor Relations section of our website at https://investor.talend.com and the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not undertake, and specifically disclaim, any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law.

About Talend

Talend (NASDAQ: TLND), a leader in cloud data integration and data integrity, enables companies to transform by delivering trusted data at the speed of business. Talend Data Fabric offers a single suite of apps that shortens the time to trusted data by solving some of the most complex aspects of the data value chain. Users can collect data across systems, govern it to ensure proper use, transform it to new formats and improve quality, and share it with internal and external stakeholders.

Over 4,250 organizations across the globe choose Talend to rely on trusted data to make business decisions with confidence. Talend has been recognized as a leader in its field by leading analyst firms and industry publications including Forbes, InfoWorld and SD Times.

For more information, please visit www.talend.com and follow us on Twitter: @Talend.

Investor Contact:

Lisa Laukkanen or Lauren Sloane
The Blueshirt Group for Talend
ir@talend.com
415-217-2632

Media Contact:

Chris Taylor

Vice President, Corporate Communications

Ctaylor@Talend.com

650-268-5024

TALEND S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue
Subscriptions	$59,086	$48,443	$217,165	$174,887
Professional services	7,839	7,247	30,814	29,436
Total revenue	66,925	55,690	247,979	204,323
Cost of revenue
Subscriptions	8,474	6,411	32,256	23,094
Professional services	6,699	6,968	28,624	26,400
Total cost of revenue	15,173	13,379	60,880	49,494
Gross profit	51,752	42,311	187,099	154,829
Operating expenses
Sales and marketing	35,567	31,311	138,149	113,650
Research and development	16,030	12,558	63,017	42,359
General and administrative	10,282	11,566	44,473	40,357
Total operating expenses	61,879	55,435	245,639	196,366
Loss from operations	(10,127)	(13,124)	(58,540)	(41,537)
Interest income (expense), net	(1,681)	105	(2,540)	646
Other income (expense), net	(289)	409	(256)	209
Loss before provision for income taxes	(12,097)	(12,610)	(61,336)	(40,682)
Benefit (provision) for income taxes	(101)	354	(149)	323
Net loss	$(12,198)	$(12,256)	$(61,485)	$(40,359)

Net loss per share attributable to ordinary shareholders:
Basic and diluted net loss per share	$(0.39)	$(0.41)	$(2.01)	$(1.35)

Weighted-average shares outstanding used to compute net loss per share attributable to ordinary shareholders:	30,886	30,111	30,563	29,841

TALEND S.A.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands, except per share data)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents *	$177,075	$34,104
Accounts receivable, net of allowance for doubtful accounts	80,896	67,531
Contract acquisition costs	11,301	9,563
Other current assets *	11,888	9,461
Total current assets	281,160	120,659
Non-current assets:
Contract acquisition costs	23,237	19,390
Operating lease right-of-use assets **	27,821	—
Property and equipment, net	5,348	6,335
Goodwill	49,744	49,659
Intangible assets, net	14,018	19,420
Other non-current assets	4,382	3,661
Total non-current assets	124,550	98,465
Total assets	$405,710	$219,124
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,439	$5,760
Accrued expenses and other current liabilities	41,182	36,475
Contract liabilities - deferred revenue, current *	150,402	127,065
Operating lease liabilities, current **	5,047	—
Short-term debt	227	208
Total current liabilities	201,297	169,508
Non-current liabilities:
Deferred income taxes	768	469
Other non-current liabilities	1,137	950
Contract liabilities - deferred revenue, non-current *	18,912	23,082
Operating lease liabilities, non-current **	24,252	—
Long-term debt	130,490	676
Total non-current liabilities	175,559	25,177
Total liabilities	376,856	194,685

STOCKHOLDERS' EQUITY
Ordinary shares, par value €0.08 per share; 31,017,268 and 30,158,374 shares authorized, issued and outstanding, respectively	3,205	3,128
Additional paid-in capital	309,988	244,878
Accumulated other comprehensive income	1,336	607
Other reserves	207	138
Accumulated losses	(285,882)	(224,312)
Total stockholders’ equity	28,854	24,439
Total liabilities and stockholders’ equity	$405,710	$219,124

(*) Balance as of December 31, 2018 has been revised to reflect an immaterial reclassification of restricted cash between cash and cash equivalents and other current assets and deferred revenue between short term and long term.

(**) Effective January 1, 2019, the Company adopted ASC 842, Leases, using modified retrospective approach.

TALEND S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss for the period	$(61,485)	$(40,359)
Adjustments to reconcile net loss to net cash (used in) from operating activities:
Depreciation	2,779	2,034
Amortization of intangible assets	5,295	2,521
Amortization of debt discount and issuance costs	1,534	—
Unrealized loss foreign exchange	617	134
Interest accrued	806	—
Share-based compensation	33,792	20,837
Deferred income taxes	—	(327)
Income tax for the period	149	(323)
Changes in operating assets and liabilities:
Accounts receivable	(13,623)	(12,387)
Operating leases	(85)	—
Other assets	(8,380)	(6,569)
Accounts payable	(1,286)	1,643
Accrued expenses and other current liabilities	5,758	9,987
Contract liabilities - deferred revenue	19,586	26,040
Net cash (used) from in operating activities	(14,543)	3,231
Cash flows from investing activities:
Acquisition of property and equipment	(2,191)	(5,006)
Cash consideration for business acquisition, net of cash acquired	—	(59,493)
Net cash used in investing activities	(2,191)	(64,499)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	147,498	—
Proceeds from issuance of ordinary shares related to exercise of stock awards	5,805	7,053
Proceeds from issuance of ordinary shares related to employee stock purchase plan	4,738	1,805
Repayment of borrowings	(203)	(242)
Net cash from financing activities	157,838	8,616
Net increase (decrease) in cash and cash equivalents	141,104	(52,652)
Cash and cash equivalents at beginning of the period*	34,104	87,388
Effect of exchange rate changes on cash and cash equivalents	1,867	(632)
Cash and cash equivalents at end of the period	$177,075	$34,104

(*) Cash and cash equivalents balances as of December 31, 2018 and 2017 have been revised to reflect an immaterial reclassification of restricted cash between cash and cash equivalents and other current assets.

TALEND S.A.
GAAP to non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$51,752	$42,311	$187,099	$154,829

GAAP subscriptions gross profit:	$50,612	$42,032	$184,909	$151,793
Share-based compensation expense	814	507	3,115	1,432
Non-GAAP subscriptions gross profit	$51,426	$42,539	$188,024	$153,225

GAAP professional services gross profit:	$1,140	$279	$2,190	$3,036
Share-based compensation expense	530	410	2,132	1,024
Non-GAAP professional services gross profit	$1,670	$689	$4,322	$4,060

Non-GAAP gross profit:	$53,096	$43,228	$192,346	$157,285

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses:	$(61,879)	$(55,435)	$(245,639)	$(196,366)

GAAP sales and marketing:	$(35,567)	$(31,311)	$(138,149)	$(113,650)
Share-based compensation expense	2,564	2,526	10,227	7,198
Non-GAAP sales and marketing	$(33,003)	$(28,785)	$(127,922)	$(106,452)

GAAP research and development:	$(16,030)	$(12,558)	$(63,017)	$(42,359)
Share-based compensation expense	2,255	1,766	10,353	5,808
Amortization of acquired intangible assets	908	729	3,644	1,885
Non-GAAP research and development	$(12,867)	$(10,063)	$(49,020)	$(34,666)

GAAP general and administrative:	$(10,282)	$(11,566)	$(44,473)	$(40,357)
Share-based compensation expense	1,344	1,407	7,965	5,375
Amortization of acquired intangible assets	413	327	1,651	636
Transaction related expenses	—	694	—	1464
Non-GAAP general and administrative	$(8,525)	$(9,138)	$(34,857)	$(32,882)

Non-GAAP operating expenses:	$(54,395)	$(47,986)	$(211,799)	$(174,000)

TALEND S.A.
GAAP to non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss:	$(10,127)	$(13,124)	$(58,540)	$(41,537)
Share-based compensation expense	7,507	6,616	33,792	20,837
Amortization of acquired intangible assets	1,321	1,056	5,295	2,521
Transaction related expenses	—	694	—	1,464
Non-GAAP operating loss:	$(1,299)	$(4,758)	$(19,453)	$(16,715)

Reconciliation of GAAP net loss to non-GAAP net loss:
GAAP net loss:	$(12,198)	$(12,256)	$(61,485)	$(40,359)
Share-based compensation expense	7,507	6,616	33,792	20,837
Amortization of acquired intangible assets	1,321	1,056	5,295	2,521
Transaction related expenses	1,123	694	1,534	1,464
Non-GAAP net loss:	$(2,247)	$(3,890)	$(20,864)	$(15,537)

GAAP and non-GAAP weighted-average shares outstanding	30,886	30,111	30,563	29,841

GAAP loss per share:	$(0.39)	$(0.41)	$(2.01)	$(1.35)
Non-GAAP loss per share:	$(0.07)	$(0.13)	$(0.68)	$(0.52)

Free cash flow:
Net cash (used in) from operating activities	$1,871	$3,836	$(14,543)	$3,231
Less: Acquisition of property and equipment	127	2,100	2,191	5,006
Free cash flow	$1,744	$1,736	$(16,734)	$(1,775)

TALEND S.A.
Constant Currency Reconciliation
(in thousands)
(unaudited)

	Three Months Ended December 31,
Constant currency reconciliation:	2019	2018
Subscription revenue as reported	$59,086	$48,443
Conversion impact U.S. Dollar/other currencies	572	—
Subscription revenue on constant currency basis	$59,658	$48,443